Exhibit 2.1

SHAREHOLDER RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated April 25, 2024, is between BW LPG Limited, an exempted company limited by shares under the laws of Bermuda (together with its successors and permitted assigns, the “Company”), and BW Group Limited (together with its successors and permitted assigns, the “Investor”).

RECITALS

A.

The Company is an owner, operator and manager of large gas carriers that is intending to register its outstanding common shares under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to the filing of a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) and list them for trading on the New York Stock Exchange (“NYSE”) under the symbol “BWLP” (the “Listing”).

B.

The Investor owns 48,407,126 common shares of the Company, par value $0.01 per share (the “Common Shares”), constituting approximately 34.58% of the Company, and expects to remain a significant shareholder following the Listing.

C.

The Company and the Investor intend that the registration rights set forth in this agreement shall be applicable to all outstanding Common Shares, which are or may be owned by the Investor Parties at any time during the term of this Agreement, and to all of the Common Shares that may be issued or granted at any time in the future on account or by virtue of such Common Shares, as set out in the definition of Registrable Securities below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

1.1	Defined Terms. Unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings ascribed in this Section 1.1:

“13D Group” means a shareholder group for the purposes of reporting on Schedule 13D.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board after consultation with counsel to the Company: (i) would be required to be included in any Registration Statement filed with the Commission by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time if the Registration Statement were not being filed; and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. For this purpose, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that for purposes of this Agreement, the Company and its Subsidiaries will not be deemed to be Affiliates of the Investor.

“Beneficial Owner” or “Beneficially Own” has the meaning given to such terms under Rule 13d-3 of the Exchange Act.

“Board” means the Board of Directors of the Company.

“Board Designee” means any designee or designees nominated by the Investor pursuant to Section 2.1.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Bye-laws” means the amended and restated Bye-laws of BW LPG Limited.

“Change of Control” means an event or series of events by which (a) any Person (other than the Investor or another entity sponsored by or Affiliated with the Investor) acquires Beneficial Ownership of 50% or more of the outstanding Common Shares, (b) all or substantially all of the consolidated assets of the Company are sold, leased, exchanged or transferred to any Person or group of Persons, (c) the Company is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another Person, unless the Persons who Beneficially Own the outstanding Voting Securities of the Company immediately before consummation of the transaction Beneficially Own a majority of the outstanding Voting Securities of the combined or surviving entity immediately thereafter in substantially the same proportion among such Persons as prior to giving effect to such transaction, or (d) the Shareholders approve of any plan or proposal for the liquidation or dissolution of the Company.

“Commission Reports” means reports filed under the Securities Act and the Exchange Act, including filings on Schedule 13D, Schedule 13G and Form 13F.

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Demand Registration” shall have the meaning set forth in Section 4.1(a)(i).

“Demand Registration Request” shall have the meaning set forth in Section 4.1(a)(i).

“Equity Security” means (a) any Common Share or other Voting Security, (b) any securities of the Company convertible into or exchangeable for Common Shares or other Voting Securities or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Shares or other Voting Security.

“Investor Party” means the Investor and each of its controlled Affiliates.

“Investor Transactions” has the meaning set forth in Section 3.3(a).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act a), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity, including sanctions administered by the Office of Foreign Assets Control, United States Department of Treasury.

“Outstanding Shares” means, at any given time, Common Shares actually outstanding at such time, excluding treasury shares and shares issuable upon conversion or exercise of securities or other contractual rights.

“Permitted Representatives” has the meaning set forth in Section 2.2.

“Person” means an individual, corporation, partnership, limited liability company, joint stock company, joint venture, association, trust or other entity or organization.

“Piggyback Notice” has the meaning set forth in Section 4.3(a).

“Piggyback Registration” has the meaning set forth in Section 4.3(a).

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” means any primary or secondary public offering of equity securities of the Company, which may be an Underwritten Offering, pursuant to an effective Registration Statement under the Securities Act.

“Registrable Securities” means (a) any Common Shares owned by an Investor Party during the term of this Agreement and (b) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause by way of share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided, however, that such securities will cease to be Registrable Securities (i) when such securities have been sold or transferred pursuant to a Registration Statement, (ii) when such securities have been transferred in compliance with Rule 144 under the Securities Act, or are transferable by a Person who is not an Affiliate of the Company pursuant to Rule 144 without any restrictions thereunder, or (iii) on the date that the Investor Parties, in the aggregate, beneficially own less than the Threshold Percentage and all of such securities held by the Investor Parties are eligible for sale by such Investor Parties free of any restrictions under Rule 144.

“Registration” means registration under the Securities Act of the offer and sale of shares of Common Shares under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Expenses” has the meaning set forth in Section 4.9.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, other than a registration statement (and related Prospectus) filed on Form F-4 or Form S-8 or any successor forms thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders” means the holders of Voting Securities as of the applicable time.

“Shelf Registration” means any Registration effected pursuant to Rule 415 under the Securities Act.

“Shelf Registration Request” shall have the meaning set forth in Section 4.1(a)(ii).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form F-1 or Form F-3 (or any successor form under the Securities Act) providing for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Takedown Notice” shall have the meaning set forth in Section 4.2(b).

“Shelf Takedown Request” shall have the meaning set forth in Section 4.2(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity, (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity, or (c) a general or managing partnership interest in such entity; provided, however, that, notwithstanding the foregoing, for purposes of this Agreement, the Company and its Subsidiaries will not be deemed to be Subsidiaries of any Investor Party.

“Suspension” shall have the meaning set forth in Section 4.1(f).

“Threshold Percentage” means 10.0% of the outstanding Common Shares of the Company.

“Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market-making activities.

“Underwriter's Advice” has the meaning set forth in Section 4.4(e).

“Underwritten Offering” means an underwritten offering, including any bought deal or block sale to a financial institution conducted as an Underwritten Offering.

“Underwritten Shelf Takedown” means an Underwritten Offering pursuant to an effective Shelf Registration Statement.

“Voting Securities” means any securities, including Common Shares, of the Company or its successor having the power generally to vote for the election of members of the Board or the equivalent of its successor.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

2.Corporate Governance Rights.

2.1Board Designees.

(a)

Until (i) the date on which the Investor Parties cease to Beneficially Own at least 10% of the Outstanding Shares, the Investor will be entitled to designate one designee to be nominated by the Company to serve as a director of the Company and (ii) the date on which the Investor Parties cease to Beneficially Own at least 20% of the Outstanding Shares, the Investor will be entitled to designate a total of two designees to be nominated by the Company to serve as directors of the Company and (iii) the date on which the Investor Parties cease to Beneficially Own at least 30% of the Outstanding Shares, the Investor will be entitled to designate a proportionate number of nominees to be presented for election by the Company's shareholders, as follows: (A) when the total number of directors on the Board is even, the Investor may designate a number of directors equal to one-half of the total number of directors minus one, and (B) when the total number of directors on the Board is odd, the Investor may designate a number of directors equal to the total number of directors minus one multiplied by 0.5 (for example if there are seven directors the number of directors that the Investor may nominate shall be three: ((7-1) x 0.5))). The Investor agrees that, without the consent of the Company, it will not nominate more than one Board Designee who is a United States citizen or resident. The Company will take all actions necessary to provide the Investor with the representation on the Board contemplated by this Section 2.1, including (A) causing the Board Designees to be included in the slate of nominees recommended by the Board to the Shareholders for election as directors, (B) causing the election of such Board Designees, including using its commercially reasonable efforts to cause officers of the Company who hold proxies (unless otherwise directed by the Shareholder submitting such proxy) to vote such proxies in favor of the election of such Board Designees, and (C) using the same commercially reasonable efforts to cause the Board Designees to be elected to the Board as it uses to cause other nominees of the Board to be elected.

(b)

If any Board Designee ceases to serve as a director for any reason, the Company will use its commercially reasonable efforts to cause any vacancy resulting thereby to be filled by another designee designated by the Investor.

(c)

The Investor shall notify the Company of any proposed nominee in writing no later than the latest date on which Shareholders may make nominations to the Board for the applicable election in accordance with the Bye-laws, together with all information concerning such nominee required to be delivered to the Company by the Bye-laws and such other information reasonably requested by the Company.

2.2

Confidentiality. The Investor agrees, and agrees to cause each Investor Party, to (a) keep confidential all proprietary or non-public information of the Company and its Subsidiaries received by participation in the activities of the Board (whether from a Board Designee or otherwise) or otherwise received by it from the Company, its Subsidiaries or their respective representatives, (b) not disclose or reveal any such information to any Person without the prior written consent of the Company other than to the Investor's and each relevant Investor Party's directors, officers, employees, attorneys, accountants and financial advisors (the “Permitted Representatives”) whom the Investor determines in good faith need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Investor and any applicable Investor Party in the Company, and (c) use commercially reasonable efforts to cause those Permitted Representatives to observe the terms of this Section 2.2; provided however, that nothing herein will prevent any Investor Party from disclosing any information that (i) is or becomes generally available to the public in accordance with Law, other than (A) as a result of any action or inaction by the Investor Parties, the Permitted Representatives or Subsidiaries, in violation of this Section 2.2, (B) in violation of any other confidentiality agreement between the Company and such Person or Investor Party, or (C) in violation of any other contractual, legal or fiduciary duty of such Person or such Investor Party, (ii) was within the Investor Party's possession or developed by such Person prior to being furnished with such information, (iii) becomes available to the Investor Party on a non-confidential basis from a source other than the Company, or (iv) that the Investor Party determines in good faith after consultation with counsel is required to be disclosed by Law (provided that prior to such disclosure, the Investor Party will, unless prohibited by Law, make commercially reasonable efforts to notify the Company of any such disclosure, use commercially reasonable efforts to limit the disclosure requirements of such Law and maintain the confidentiality of such information to the maximum extent permitted by Law). For as long as any employee of, or other person nominated by, the Investor is serving as a Board Designee, the Investor will, and will cause each Investor Party to, endeavor in good faith to comply with the Company's policies applicable to transactions in Company securities by officers and directors.

2.3

Rights Solely for the Investor Parties. The rights and obligations of the Investor Parties pursuant to this Article 2 will only apply to the applicable Investor Party, and may not be transferred to any other Person; provided, however, that an Investor Party may transfer such rights and obligations to (a) a controlled Affiliate of the Investor Party to whom such Investor Party transfers its Common Shares and (b) with the consent of the Board, any Person to whom an Investor Party transfers a number of Common Shares equal to or exceeding 10% of the Company's total issued Common Shares at the time of the transfer.

3.Certain Covenants and Other Agreements.

3.1.	Limitation on Transfer of Voting Securities.

(a)

Subject to Sections 3.1(b) and 4.11, an Investor Party may, at any time and from time-to-time, directly or indirectly sell, transfer, pledge, encumber, assign, loan or otherwise dispose of any portion or interest of any Equity Securities (“Transfer”) without the consent of the Company; provided, however, that any transferee that is an Affiliate of the Investor Party shall agree in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement. Any purported Transfer that is not in accordance with the terms and conditions of this Section 3.1 shall be, to the fullest extent permitted by law, null and void ab initio, and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

(b)

The Investor agrees that it shall not, and shall cause any Investor Party not to, directly or indirectly, Transfer any shares of Voting Securities without the prior written consent of the Company (which consent may be given or withheld or made subject to such conditions as are determined by the Company in its sole discretion) to (i) any Person or 13D Group in an amount constituting 15% or more of the Voting Securities then outstanding or (ii) any Person or 13D Group that, immediately following such Transfer, and to the Investor's knowledge, would beneficially own in the aggregate 15% or more of the Voting Securities then outstanding (it being agreed that the Investor's knowledge shall be deemed to include all then-available Commission Reports filed by such Person or 13D Group); provided that this Section 3.1(b) shall not restrict an Investor Party from directly or indirectly Transferring Equity Securities in connection with a tender offer or exchange offer for Equity Securities (provided, further, that the Board has not recommended to its Shareholders that such tender offer or exchange offer be rejected).

3.2	Legends; Securities Act Compliance.

(a)

The Company may place appropriate legends on the shares of Voting Securities held by the Investor Parties setting forth the restrictions referred to in Section 3.1 and any restrictions appropriate for compliance with U.S. federal securities laws.

(b)

Subject to Section 4.11, upon the request of an Investor Party and receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company will promptly cause the legend to be removed from any certificate or book-entry share for any Common Shares to be so transferred.

(c)	Purported transfers of shares of Voting Securities that are not in compliance with this Article 3 shall be void.

3.3	Competitive Operations. The Company hereby acknowledges and agrees that, to the fullest extent permitted by applicable law:

(a)

Any Investor, any of its Affiliates and any of their respective directors, officers and employees, including any Board Designee, are free to engage in (i) any investment or business opportunity or activity that may be competitive or otherwise similar to the business of the Company or its Subsidiaries or (ii) a prospective economic or competitive advantage in which the Company, any Subsidiary, any Director or any other Shareholder could have an interest or expectancy, including as a result of any fiduciary duties applicable to such Board Designee (“Investor Transactions”) and neither the Investor nor any of its Affiliates (including any Board Designees) will have any duty (either fiduciary, contractual or otherwise) to the Company or its Subsidiaries, the other Shareholders, or any of their respective Affiliates with respect to any such opportunity, including any obligation to communicate or present such opportunity to the Company or its Subsidiaries; provided that if the Board or senior management of the Investor has actual knowledge that the Company is considering the same Investor Transaction, the Investor will promptly notify the Company of its interest in such Investor Transaction and cause each Board Designee to recuse himself or herself from all Board discussions and activities relating to such Investor Transaction; provided, further that without limiting the generality of the foregoing, the Company agrees and acknowledges that Investor and its affiliates may have both passive and non-passive interests in Persons deemed competitors of the Company, and that the provisions of the immediately preceding sentence shall be applicable to such competitors, their respective affiliates and any of their respective directors, officers and employees in respect thereof.

(b)	The Investor and its Affiliates (including any Board Designees) are not otherwise restricted from using any knowledge acquired in connection with their access to information about the Company or in their capacity as a Shareholder (or in the case of any Board Designee, in their role as a director of the Company) in making investment, voting, monitoring, governance or other decisions relating to the Company or any other entities or securities; provided that the Investor and its Affiliates (including any Board Designees) shall continue to be subject to any applicable insider trading regulations, laws and rules as well as any other applicable regulations, rules and laws relating to the usage of confidential information.

4.

Registration Rights. The Company shall perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to them. The Investor shall perform and comply, and cause each participating Investor Party to perform and comply, with such of the following provisions as are applicable to them.

4.1	Demand Registration.

(a)	Request for Demand Registration.

(i)

Following the Listing, subject to Section 4.4, any Investor Party shall have the right, for itself or together with one or more other Investor Parties, to make a written request from time-to-time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by such Investor Party (a “Demand Registration”).

(ii)

Each Demand Registration Request shall specify (x) the aggregate amount of Registrable Securities proposed to be registered, (y) the intended method or methods of disposition thereof and (z) whether the Demand Registration Request is for an Underwritten Offering or a Shelf Registration (a “Shelf Registration Request”).

(iii)

Upon receipt of a Demand Registration Request, the Company shall prepare and file with the Commission a Registration Statement registering the offer and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Registration Request in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Registration Request.

(iv)

If a Demand Registration Request is for a Shelf Registration, and the Company is eligible to file a Registration Statement on Form F-3, the Company shall promptly file with the Commission a Shelf Registration Statement on Form F-3 pursuant to Rule 415 under the Securities Act relating to the offer and sale of Registrable Securities by the initiating Investor Parties from time-to-time in accordance with the methods of distribution elected by such Investor Parties, subject to all applicable provisions of this Agreement.

(v)

If the Demand Registration Request is for a Shelf Registration and the Company is not eligible to file a Registration Statement on Form F-3, the Company shall promptly file with the Commission a Shelf Registration Statement on Form F-1 or any other form that the Company is then permitted to use pursuant to Rule 415 under the Securities Act (or such other Registration Statement as the Board may determine to be appropriate) relating to the offer and sale of Registrable Securities by the initiating Investor Parties from time-to-time in accordance with the methods of distribution elected by such Investor Parties.

(vi)

If on the date of the Shelf Registration Request the Company is a WKSI, then any Shelf Registration Statement may (if the Board determines it to be appropriate to do so) include an unspecified amount of Registrable Securities to be sold by unspecified Investor Parties; if on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered.

(b)

Qualifying Registrations. A Registration will not count as a requested Demand Registration under this Section 4.1 until the Registration Statement relating to such Demand Registration has been declared effective by the Commission and unless, subject to Section 4.7(d), each Investor Party was able to register all the Registrable Securities requested by it to be included in such Demand Registration; provided that if, within the period ending on the earlier to occur of (i) 90 days after the applicable Registration Statement has become effective and (ii) the date on which the distribution of the securities covered thereby has been completed, the offering of securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such Registration Statement will be deemed not to have been effected.

(c)

Demand Withdrawal. Any Investor Party, after requesting the inclusion of Registrable Securities in a Registration (other than a Registration in connection with a Public Offering) pursuant to Section 4.1(a) may withdraw all or any portion of its Registrable Securities from that Registration at any time prior to the effectiveness of the applicable Registration Statement by delivering written notice to the Company. Upon receipt of a notice or notices withdrawing (i) all of the Registrable Securities included in that Registration Statement by such Investor Party or (ii) a number of such Registrable Securities so as to cause the expected net proceeds to fall below the applicable threshold set forth in Section 4.4(d), the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. If an Investor Party, after exercising its right to request a Registration pursuant to this Section 4.1, withdraws from a Registration so requested after the filing thereof, such Registration will be deemed to have been effective with respect to such Investor Party in accordance with this Section 4.1.

(d)	Effectiveness.

(i)The Company shall use commercially reasonable efforts to cause any Registration Statement filed by it pursuant to this Agreement to become effective as promptly as practicable, subject to all applicable provisions of this Agreement.

(ii)The Company shall use commercially reasonable efforts to keep any Shelf Registration Statement filed on Form F-3 continuously effective under the Securities Act to permit the Prospectus forming a part of it to be usable by Investor Parties until the earlier of: (A) the date as of which all Registrable Securities have been sold pursuant to that Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); (B) the date as of which no Investor Party whose Registrable Securities are registered on such Form F-3 holds Registrable Securities; (C) any date reasonably determined by the Board to be appropriate, excluding any date that is fewer than two years after the effectiveness of the Registration Statement; and (D) the third anniversary of the effectiveness of the Registration Statement.

(iii)If the Registration Statement filed is a Shelf Registration Statement on any form other than Form F-3 and such Registration Statement was not filed in connection with an Underwritten Offering, the Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until such time as the Company is eligible to file a Shelf Registration Statement on Form F-3 covering the Registrable Securities thereon or such shorter period during which all Registrable Securities included in the Registration Statement have actually been sold.

(iv)If the Registration Statement filed is a Shelf Registration Statement on any form other than Form F-3 and such Registration Statement was filed in connection with an Underwritten Offering, the Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act, for a period of at least 180 days after the effective date thereof or such other period as the Underwriters for any Underwritten Offering may determine to be appropriate, or such shorter period during which all Registrable

Securities included in the Registration Statement have actually been sold; provided that such period shall be extended for a period of time equal to the period the Investor Parties may be required to refrain from selling any securities included in the Registration Statement at either the request of the Company or an Underwriter of the Company pursuant to the provisions of this Agreement.

(e)

Registration of Additional Securities. The Company will have the right to cause the Registration of additional securities for sale for the account of any Person other than the Investor Parties (including the Company) in any Registration requested pursuant to this Section 4.1 to the extent the managing Underwriter or other independent marketing agent for such offering (if any) determines that, in its opinion, the additional securities proposed to be sold will not materially and adversely affect the offering and sale of the Registrable Securities to be registered in accordance with the intended method or methods of disposition then contemplated by such Registration requested pursuant to this Section 4.1.

(f)

Delay in Filing; Suspension of Registration. If compliance with the Company's registration obligations hereunder would violate applicable Law or the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Investor Parties, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement (a “Suspension”); provided, however, that the Company shall use its commercially reasonable efforts to avoid exercising a Suspension (i) for a period exceeding 60 days on any one occasion or (ii) for an aggregate of more than 120 days in any 12-month period, exclusive of days covered by any lock-up agreement executed by the Investor Parties in connection with any Underwritten Offering. The written notice of such Suspension shall provide a good faith estimate as to the anticipated duration of such Suspension. In the case of a Suspension, the Investor agrees, and agrees to cause the participating Investor Parties, to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the participating Investor Parties in writing upon the termination of any Suspension. The Company shall, if necessary, amend or supplement the Prospectus so it does not contain any untrue statement or omission and furnish to the such Investor Parties such numbers of copies of the Prospectus as so amended or supplemented as such Investor Parties may reasonably request. The Company shall, if necessary, supplement or amend the Registration Statement, if required by the registration form used by the Company for the Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the participating Investor Parties. During any Suspension, the Company shall not engage in any transaction involving the offer, issuance, sale or purchase of Common Shares (whether for the benefit of the Company or a third Person), except transactions involving the issuance or purchase of Common Shares as contemplated (i) by Company 10b5-1 plans, employee benefit plans or employee or director arrangements and (ii) the Company's entry into an agreement for any merger, acquisition or sale involving the proposed issuance of its Common Shares following the Suspension.

(g)

Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless that Person agrees to sell the Registrable Securities it desires to have covered by the applicable Registration Statement on the basis provided in any underwriting arrangements in customary form and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of the underwriting arrangements; provided that no Person shall be required to make representations and warranties other than those related to title and ownership of their shares and as to the accuracy and completeness of statements made in a Registration Statement, prospectus, offering circular, or other document in reliance upon and conformity with written information furnished to the Company or the managing Underwriter by such Person.

4.2	Shelf Takedowns.

(a)

At any time the Company has an effective Shelf Registration Statement with respect to Registrable Securities, any Investor Party, by notice to the Company specifying the intended method or methods of disposition thereof, may make a written request (a “Shelf Takedown Request”) that the Company effect an Underwritten Shelf Takedown of all or a portion of the Investor Party's Registrable Securities that are registered on such Shelf Registration Statement, and as soon as practicable thereafter, the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose, subject to all applicable provisions of this Agreement.

(b)

Promptly upon receipt of a Shelf Takedown Request (but in no event more than two Business Days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Investor Party with Registrable Securities covered by the applicable Registration Statement, or to all other Investor Parties if such Registration Statement is undesignated. The Shelf Takedown Notice shall offer the Investor Party the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as such Investor Party may request in writing. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Investor Party shall have the right to withdraw its request to participate in an Underwritten Shelf Takedown by giving written notice to the Company of its request to withdraw; provided that such request must be made in writing prior to the execution of the underwriting agreement; provided, further, that such Investor Party shall have no rights under this Agreement to initiate an Underwritten Shelf Takedown for six months following the date of such written notice to the Company of its withdrawal.

Notwithstanding the delivery of any Shelf Takedown Notice, all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten ShelfTakedown contemplated by this Section 4.2 shall be determined by the Investor.

4.3	Piggyback Registration.

(a)

Notice. If the Company at any time proposes to file a Registration Statement under the Securities Act in connection with a Public Offering (which may be an Underwritten Offering) with respect to any offering of its Equity Securities for its own account or for the account of any other Persons (other than (i) a Registration under Sections 4.1 or 4.2, (ii) a Registration on Form F-4 or Form S-8 or any successor form to such forms, (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan, employee stock purchase plan or other employee benefit plan arrangement, (iv) a Registration solely for the registration of securities issuable upon the conversion, exchange or exercise of any then-outstanding security of the Company or (v) a Registration relating to a dividend reinvestment plan), then as soon as practicable (but in no event less than 10 Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Investor Parties, and such Piggyback Notice shall offer the Investor Parties the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Investor Party may request in writing (a “Piggyback Registration”).

(b)

Participation. Subject to Sections 4.4 and 4.7, the Company shall include in any Registration Statement used in connection with a Public Offering for which a Piggyback Notice has been issued all such Registrable Securities that any Investor Party requests to be included therein within five Business Days after the receipt of such Piggyback Notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company determines for any reason not to register or sell or to delay Registration or the sale of such securities, the Company shall give written notice of such determination to each Investor Party and, thereupon, in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Investor Parties entitled to request that such Registration or sale be effected as a Demand Registration under Section 4.1 or an Underwritten Shelf Takedown, as the case may be. Any Investor Party shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw prior to the pricing of such securities being registered in such Piggyback Registration.

(b)

No Effect on Other Registrations. Subject to Section 4.4, no Registration of Registrable Securities effected pursuant to a request under this Section 4.3 shall be deemed to have been effected pursuant to Section 4.1 or shall relieve the Company of its obligations under Section 4.1.

4.4

Limitations on Registrations and Underwritten Offerings. Subject to the other limitations contained in this Agreement, in no event shall the Company be obligated to take any action to effect any Demand Registration (including an Underwritten Shelf Takedown) if:

(a)	taking such action would cause the Company to effect more than two Demand Registrations or Underwritten Offerings, which Underwritten Offerings include Registrable Securities, in any 12 month period.

(b)

a Demand Registration or Piggyback Registration was declared effective or an Underwritten Offering (including an Underwritten Shelf Takedown) was consummated by either the Company or the Investor Parties within the preceding 90 days;

(c)	the Company has filed another Registration Statement (other than on Form S-8 or Form F-4 or any successor thereto) that has not yet become effective;

(d)

with respect to a Demand Registration Request covering less than all of the Investor Parties' Registrable Securities, the Registrable Securities of the Investor (and any Investor Party holding Registrable Securities) for which such request has been made shall have a value (based on the average closing price per share of Common Shares for ten Business Days preceding the delivery of the request) of less than $10,000,000, in the case of a Shelf Registration, or in the case of an Underwritten Offering, of less than $20,000,000; provided, however, that any participating Investor Party may change the approximate number of Registrable Securities if such change shall not materially adversely affect the timing or success of the offering, so long as such change does not result in less than $10,000,000 of Registrable Securities being included in the Shelf Registration or less than $20,000,000 of Registrable Securities being included in the Underwritten Offering; or

(e)

within five Business Days of receipt of a request for Demand Registration under Section 4.1, the participating Investor Parties are advised in writing (the “Underwriter's Advice”) that the Company has in good faith commenced the preparation of a Registration Statement for an underwritten Public Offering prior to receipt of such request and the managing Underwriter of the proposed Public Offering has determined that in such firm's good faith opinion, a Registration at the time and on the terms requested would materially and adversely affect such Public Offering, then the Company will not be required to effect such requested Demand Registration pursuant to this Section 4.1 until the earliest of:

(i)the abandonment of such Public Offering by the Company;

(ii)

60 days after receipt of the Underwriter's Advice by such Investor Parties, unless the Registration Statement for such offering has become effective and such Public Offering has commenced on or prior to such 60th day; and

(iii)

if the Registration Statement for such Public Offering has become effective and such Public Offering has commenced on or prior to such 60th day, the day on which the restrictions on the Investor Parties contained in the related lock-up agreement lapse with respect to such offering;

provided that such Investor Parties may participate in such Public Offering in accordance with Sections 4.3 and 4.7. Notwithstanding the foregoing, the Company will not be permitted to defer a Registration requested pursuant to Section 4.1 in reliance on this Section 4.4(e) more than once in any 12 month period.

4.5

Registration Procedures. In connection with the Company's obligations under Sections 4.1 and 4.3, the Company shall use its commercially reasonable efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall use its commercially reasonable efforts to:

(a)

as promptly as practicable, prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the Underwriters, if any, and to the Investor Parties holding the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such Underwriters and such Investor Parties and their respective counsel, (y) make such changes in such documents concerning the Investor Parties prior to the filing thereof as such Investor Parties, or their counsel, may reasonably request and (z) except in the case of a Registration under Section 4.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the participating Investor Parties or the Underwriters, if any, shall reasonably object;

(b)

prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any participating Investor Party with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Investor Party (to the extent such request relates to information relating to such Investor Party) or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)

notify the participating Investor Parties (i) when such Registration Statement or the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or other Governmental Entity for amendments or supplements to such Registration Statement or to amend or to supplement such Prospectus or for additional information, and (iii) of the issuance by the Commission or other Governmental Entity of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any purpose;

(d)

furnish to the participating Investor Parties such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary Prospectus, final Prospectus, any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any Issuer Free Writing Prospectus), all

exhibits and other documents filed therewith and such other documents as such Investor Parties may reasonably request including in order to facilitate the disposition of its Registrable Securities;

(e)

register or qualify such Registrable Securities under such other securities or blue sky Laws of such jurisdictions as the participating Investor Parties reasonably request and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such Investor Parties to consummate the disposition of the Registrable Securities in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(f)

notify the participating Investor Parties at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to such Investor Parties a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g)	cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if applicable;

(h)	provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(i)

make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;

(j)

if requested by the Underwriters, obtain a “comfort” letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by “comfort” letters provided to the Underwriters in connection with an Underwritten Offering;

(k)

if requested by the Underwriters, obtain a legal opinion of the Company's outside counsel in customary form and covering such matters of the type customarily covered by legal opinions of such nature and reasonably satisfactory to the Underwriters, which opinion will be addressed to the Underwriters;

(l)

if applicable, cooperate with the participating Investor Parties and each Underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority; and

(m)	take no direct or indirect action prohibited by Regulation M under the Exchange Act.

4.6

Conditions to Offerings. The obligations of the Company to take the actions contemplated by Article 4 with respect to an offering of Registrable Securities shall be subject to the following conditions:

(a)	the participating Investor Parties shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities;

(b)

the participating Investor Parties shall advise each Underwriter through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act; and

(c)

the Company may require the participating Investor Parties to furnish the Company with such information regarding such Investor Parties and pertinent to the disclosure requirements relating to the Registration and the distribution of such securities as the Company may from time-to-time reasonably request in writing.

4.7	Underwritten Offerings.

(a)

Demand Registrations. In connection with a Demand Registration under Section 4.1, if requested by the Underwriters for any Underwritten Offering (including an Underwritten Shelf Takedown), the Company shall enter into an underwriting agreement with such Underwriters, such agreement to be reasonably satisfactory in form and substance to each of the Company, the participating Investor Parties and the Underwriters, and to contain such representations and warranties by the parties thereto and such other terms and conditions as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 4.10. Such participating Investor Parties shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof, and such Investor Parties shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the Underwriters and required under the terms of such underwriting arrangements. Any such Investor Party shall not be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Investor Party, such Investor Party's title to the Registrable Securities, such Investor Party's intended method of distribution and any other representations to be made by the Investor Party as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Investor Party under such agreement shall not exceed such Investor Party's proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

(b)

Piggyback Registrations. If the Company proposes to register or sell any of its Common Shares under the Securities Act and such securities are to be distributed through one or more Underwriters, the Company shall, if requested by any Investor Party pursuant to its Piggyback Registration rights under Section 4.3, and subject to the provisions of Sections 4.3(b) and 4.4, use its commercially reasonable efforts to arrange for such Underwriters to include all the Registrable Securities requested to be offered and sold by such Investor Party on the same terms and conditions that apply to the other sellers in such Registration. Such Investor Party shall be party to the underwriting agreement between the Company and such Underwriters and shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the Underwriters and required under the terms of such underwriting arrangements. Any such Investor Party shall not be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Investor Party, such Investor Party's title to the Registrable Securities, such Investor Party's intended method of distribution and any other representations to be made by the Investor Party as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Investor Party shall not exceed such Investor Party's proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

(c)

Selection of Underwriters. In the case of an Underwritten Offering under Sections 4.1 or 4.2, the managing Underwriter or Underwriters to administer the offering shall be determined by the Investor; provided that such Underwriter or Underwriters shall be reasonably acceptable to the Company.

(d)

Reduction of Underwritten Offering. If the managing Underwriter or Underwriters of a proposed Underwritten Offering advise the Company and the holders of the Registrable Securities to be included in such Underwritten Offering that, in their judgment, the success of the offering would be materially and adversely affected by inclusion of all of the Registrable Securities requested to be included (taking into account, in addition to any considerations that the managing Underwriter or Underwriters deem relevant in its or their sole discretion, the timing and manner to effect the offering), then the amount of Registrable Securities to be offered in the Underwritten Offering shall be determined as follows:

(i)

priority in the case of a Demand Request pursuant to Section 4.1 shall be (i) first, the Registrable Securities requested to be included in the Registration Statement for the account of the initiating Investor Parties and their permitted transferees, allocated among them as determined by such Investor Parties so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such managing Underwriter, (ii) second, securities initially proposed to be offered by the Company for its own account and (iii) third, pro rata among any other securities of the Company requested to be registered by the holders other than any Investor Party thereof pursuant to a contractual right of registration so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such managing Underwriter;

(ii)

priority in the case of a Piggyback Registration initiated by the Company for its own account pursuant to Section 4.2 shall be (i) first, securities initially proposed to be offered by the Company for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement for the account of the participating Investor Parties and their permitted transferees, allocated among them as determined by such Investor Parties so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such managing Underwriter, and (iii) third, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right of registration; and

(iii)

priority with respect to inclusion of securities in a Registration Statement initiated by the Company for the account of holders other than any Investor Party pursuant to demand registration rights afforded such holders shall be (i) first, securities offered for the account of such holders so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such managing Underwriter, (ii) second, securities offered by the Company for its own account, (iii) third, the Registrable Securities offered for the account of the participating Investor Parties and their permitted transferees and (iv) fourth, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right of registration.

4.8

No Inconsistent Agreements. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Investor Parties by this Agreement.

4.9

Registration Expenses. Except as otherwise provided in this Agreement, all expenses incidental to the Company's performance of or compliance with this Agreement, including (a) all registration and filing fees, (b) fees and expenses of compliance with securities or blue sky Laws, (c) word processing, duplicating and printing expenses, messenger and delivery expenses, and (d) fees and disbursements of counsel for the Company and counsel (limited to one law firm) for the Investor Parties and all independent certified public accountants and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and, if applicable, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. The participating Investor Parties will pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of its Registrable Securities hereunder, the fees and expenses of counsel beyond the one law firm paid for by the Company and any other Registration Expenses required by Law to be paid by such Investor Party pro rata on the basis of the amount of proceeds from the sale of its securities so registered.

4.10	Indemnification.

(a)

Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Investor Party, its partners, directors, members, officers and employees, and any Person who controls such Investor Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided that no participating Investor Party shall be entitled to indemnification pursuant to this Section 4. IO(a) in respect of any untrue statement or omission contained in any information relating to such Investor Party furnished in writing by such Investor Party to the Company specifically for inclusion in a Registration Statement and used by the Company in conformity therewith (such information, “Selling Stockholder Information”). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Investor Party or any indemnified party and shall survive the Transfer of such securities by such Investor Party and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Investor Parties. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the indemnified parties.

(b)

Indemnification by the Participating Investor Parties. Each participating Investor Party agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in such Investor Party's Selling Stockholder Information. In no event shall the liability of any participating Investor Party hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Investor Party as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

(c)

Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (w) the indemnifying party has agreed in writing to pay such fees or expenses, (x) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (y) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (z) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, then no indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 4.10(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

4.11

Rules 144 and 144A and Regulation S. To the extent it shall be required to do so under the Exchange Act, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any Investor Party, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time-to-time or any similar rule or regulation hereafter adopted by the SEC), and it shall take such further action as any Investor Party may reasonably request, all to the extent required to enable such

Investor Party to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the any Investor Party, the Company shall deliver to such Investor Party a written statement as to whether it has complied with such requirements and, if not, the specifics thereof. The Company will not issue new certificates or enter any book-entry shares for Registrable Securities without a legend restricting further transfer unless (i) such shares have been sold to the public pursuant to an effective Registration Statement under the Securities Act or Rule 144, Rule 144A or Regulation S, or (ii) (x) otherwise permitted under the Securities Act, (y) the holder of such shares has delivered to the Company an opinion of counsel, which opinion and counsel is reasonably satisfactory to the Company, to such effect, and (z) the holder of such shares expressly requests the issuance of such certificates or book-entry shares in writing.

4.12

Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Investor Parties, a Registration Statement that previously has been filed with the Commission or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as a selling stockholder those Investor Parties demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended.

4.13

Holdback. In consideration for the Company agreeing to its obligations under this Agreement, the Investor agrees, and shall cause the Investor Parties to agree, in connection with any Registration of the Company's securities (whether or not such Person is participating in such Registration) upon the request of the Company and the Underwriters managing any Underwritten Offering of the Company's securities, on the same terms as all directors, officers and greater than 5% holders agree, not to effect (other than pursuant to such Registration) any public sale or distribution of Registrable Securities or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such Underwriters, as the case may be, during such period as may be required by the managing Underwriter.

5.	Miscellaneous.

5.1

Termination. This Agreement will terminate, except for the provisions of Sections 4.10 and 4.11 and as otherwise provided in this Agreement, on the earlier of (a) the date that the Investor and the Investor Parties collectively Beneficially Own less than 10% of the total issued and outstanding Common Shares of the Company and are free to sell their Common Shares without restriction under Rule 144 of the Securities Act and (b) upon the written consent of the Company and the Investor.

5.2	Expenses.

(a)	Except as otherwise provided herein, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

(b)

In the event that the Board or the chief executive officer of the Company requests that the Investor Parties consider any action that would be reasonably likely to require a change or amendment to this Agreement or affect the rights of the Investor Parties in any manner that is different than or in addition to the effect on shareholders generally, the Company will pay on behalf of or reimburse the Investor Parties for all of their reasonable out-of-pocket costs and expenses incident thereto, or incurred or to be incurred in connection therewith, including the actual and reasonable fees of counsel, accountants and/or other consultants to the Investor Parties billed at standard hourly rates and disbursements.

5.3

Notice. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement must be in writing and be given by hand delivery, email or next Business Day courier to the affected party at the addresses set forth below or at such other addresses or facsimile numbers as such party may have provided to the other parties in accordance herewith. Such notices will be deemed given at the time personally delivered (if delivered by hand with receipt acknowledged), upon issuance by the transmitting machine of confirmation that the number of pages constituting the notice has been transmitted without error and confirmed telephonically (if sent by email), and the first Business Day after timely delivery to the courier (if sent by next-Business Day courier specifying next-Business Day delivery).

(a)	If to the Company, to:

BW LPG Limited

#17-01, 10 Pasir Panjang Road

Mapletree Business City,

Singapore 117438

Attention: Samantha Xu

Email: samantha.xu@bwlpg.com

(with copy to Nicholas Fell

Email: nick.fell@bw-group.com)

With a copy (which will not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

2 London Wall Place

London EC2Y 5AU, England

Attention: Sarah Lewis

Email: slewis@cgsh.com

(b)	If to the Investor and any participating Investor Party:

BW Group Limited

#18-01, 10 Pasir Panjang Road

Singapore, 117438

Attention: General Counsel

Email: bwlegal@bw-group.com

With a copy (which will not constitute notice) to:

Attention: Head of Corporate Secretarial Department

Email: corporatesec.sgp@bwmaritime.com

5.4

Interpretation. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article or Section, such reference will be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” “$” refers to U.S. dollars. Words used in the singular form in this Agreement will be deemed to include the plural, and vice versa, as the context may require. If the date upon or by which any party hereto is required to perform any covenant or obligation hereunder falls on a day that is not a Business Day, then such date of performance will be automatically extended to the next Business Day thereafter. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iii) unless otherwise defined herein, terms used herein which are defined in GAAP have the meanings ascribed to them therein. All Exhibits hereto will be deemed part of this Agreement and included in any reference to this Agreement. Any agreement, instrument or law defined or referred to herein means such agreement, instrument or law as from time-to-time amended, modified or supplemented (and, in the case of any law, the rules and regulations promulgated thereunder), including (in the case of agreements or instruments) by waiver or consent and (in the case of laws) by succession of comparable successor laws.

5.5

Governing Law. This Agreement, any claims, causes of actions or disputes (whether in contract or tort) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement will be governed by and construed in accordance with the laws applicable to contracts made and to be performed entirely in the State of New York, United States of America, without regard to any applicable conflict of laws principles that would require the laws of a jurisdiction other than the State of New York. The parties hereto agree that any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will only be brought in any United States District Court located in New York County, New York so long as such court has subject matter jurisdiction over such action, or alternatively in any New York State Court located in New York County, New York if the aforesaid United States District Courts do not have subject matter jurisdiction, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such action and irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such action in any such court or that any such action which is brought in such court has been brought in an inconvenient forum. Process in any such action may be served on any party anywhere in the world, whether within or without the jurisdiction of such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.3 will be deemed effective service of process on such party. In the event of litigation relating to this Agreement, the non-prevailing party will be liable and pay to the prevailing party the reasonable costs and expenses (including attorney's fees) incurred by the prevailing party in connection with such litigation, including any appeal therefrom.

5.6

Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that monetary damages may be inadequate and that a party may have no adequate remedy at law. Notwithstanding Section 5.5, the parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in action instituted in a United States District Court located in New York County, New York, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that a party seeks in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim that, there is an adequate remedy at law.

5.7

Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. For the avoidance of doubt, the provisions hereof will inure to the benefit of, and be binding upon the Company following its redomiciliation from Bermuda to Singapore. This Agreement may not be assigned by (a) the Company (other than by operation of law, including in connection with a Change of Control), without the prior written consent of the Investor, or (b) the Investor without the prior written consent of the Company, except that the Investor may assign its rights and obligations without such consent in connection with a transfer of its Common Shares to a controlled Affiliate of the Investor, including any Affiliated fund.

5.8

Amendment and Waiver. No amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against the Company, unless it is approved in writing by the Company, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against the Investor, unless it is approved in writing by the Investor; provided that the Investor may also waive any rights or provide consent with respect to itself. No waiver of any breach of any agreement or provision herein contained will be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. The failure or delay of any of the parties to assert any of its rights or remedies under this Agreement will not constitute a waiver of such rights nor will it preclude any other or further exercise of the same or of any other right or remedy.

5.9

No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their permitted assigns and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such assigns, any legal or equitable rights hereunder.

5.10	Effectiveness. This Agreement shall become effective upon the date of the Listing.

5.11

Entire Agreement. This Agreement (including any exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof, including any confidentiality agreements previously entered into by the Company, on the one hand, and the Investor, on the other hand.

5.12

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy in any jurisdiction, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions and the intention of the parties with respect to the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

5.13

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement. This Agreement may be executed by any party hereto by means of a facsimile, email or PDF transmission of an originally executed counterpart, the delivery of which facsimile, email or PDF transmission will have the same force and effect, except as specified in any document executed and delivered pursuant to the immediately preceding sentence, as the delivery of the originally executed counterpart.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BW LPG LIMITED

By:	/s/ Kristian Sørensen
	Name:	Kristian Sørensen
	Title:	Chief Executive Officer

INVESTOR:

BW GROUP LIMITED

By:	/s/ Nicholas Fell
	Name:	Nicholas Fell
	Title:	General Counsel & EVP

[Signature Page to the Shareholder Rights Agreement]